UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2010
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

439 South Union Street, 5th Floor, Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 687-4700

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2010, NxStage Medical, Inc. (the “Company”) appointed Joseph E. Turk, Jr. as the Company’s President, North America. Mr. Turk will continue to manage the Company’s North American commercial teams across the Company’s three markets (Home, Critical Care, and In-Center) and will be responsible for driving NxStage’s worldwide product portfolio. He will continue to report to the Jeffrey H. Burbank, the Company’s Chief Executive Officer. Mr. Turk, age 43, had been the Company’s Senior Vice President, Commercial Operations since 2006 and prior to that was our Vice President, Sales and Marketing since May 2000. In connection with this appointment, Mr. Turk’s base compensation was increased from $268,000 to $285,000.
Item 7.01 Regulation FD Disclosure.
A copy of the Company’s press release announcing his appointment dated December 20, 2010 is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

99.1	Press Release dated December 20, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXSTAGE MEDICAL, INC.
Date: December 20, 2010	By:	/s/ Jeffrey Burbank
Jeffrey Burbank
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated December 20, 2010

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